Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
FIRST QUARTER 2026 RESULTS

HOUSTON, April 28, 2026 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $27.0 million, or diluted earnings per share of $0.53, for the first quarter of 2026, compared to net income of $26.1 million, or diluted earnings per share of $0.51, for the fourth quarter of 2025.

“We are pleased to announce Stellar Bancorp’s first quarter results, building on the momentum that began in the second half of last year,” said Robert R. Franklin, Jr., Chief Executive Officer of Stellar Bancorp, Inc. “During the quarter, we grew our loan portfolio and expanded our net interest margin, driving improved core earnings for our shareholders. These results underscore the strength of our franchise and provide a strong foundation as we move forward with our proposed combination with Prosperity Bancshares.”

“We have received the required regulatory approvals and have scheduled a special meeting of shareholders for May 27, 2026 to consider the proposed transaction,” Franklin added. “Integration planning and consolidation discussions are progressing, and we believe the combination positions us to create a Texas banking platform with scale, enhanced capabilities and long‑term value. Our markets remain resilient, and we are optimistic about the opportunities ahead,” Franklin concluded.

Financial Highlights

•Loan Growth: During the first quarter, loans held for investment increased $287.4 million, representing linked-quarter growth of 3.94%, or 16.0% annualized.

•Strong Net Interest Income and Margin: Net interest income was $105.9 million for the first quarter of 2026 up from $103.4 million for the fourth quarter of 2025. The tax equivalent net interest margin was 4.24% for the first quarter of 2026 compared to 4.21% for the fourth quarter of 2025. The tax equivalent net interest margin, excluding Purchase Accounting Adjustments (“PAA”), was 4.10%(1) for the first quarter of 2026 compared to 4.06%(1) for the fourth quarter of 2025.

•Earnings Growth: Net income for the first quarter of 2026 was $27.0 million, or diluted earnings per share of $0.53, which is up from $26.1 million, or diluted earnings per share of $0.51, for the fourth quarter of 2025. Excluding acquisition and merger-related expenses, adjusted net income was $29.6 million(1), or diluted earnings per share of $0.58, for the first quarter of 2026.

•Paydown of Subordinated Notes: On April 1, 2026, the Company redeemed the remaining $30 million of its Fixed-to-Floating Rate Subordinated Notes outstanding as of March 31, 2026.

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Net interest income	$105,931	$103,383	$100,644	$98,335	$99,258

Pre-tax, pre-provision income(1)	$35,877	$36,733	$32,488	$34,122	$34,597
Acquisition and merger-related expense	3,307	—	—	—	—
Adjusted pre-tax, pre-provision income(1)	$39,184	$36,733	$32,488	$34,122	$34,597

Net income	$26,966	$26,148	$25,670	$26,352	$24,702
Acquisition and merger-related expense, net of tax	2,613	—	—	—	—
Adjusted net income(1)	$29,579	$26,148	$25,670	$26,352	$24,702
____________
(1)    Refer to the calculation of this non-GAAP financial measure on pages 11 and 12 of this earnings release.

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
Earnings per share, diluted	$0.53	$0.51	$0.50	$0.51	$0.46
Adjusted earnings per share, diluted(1)	$0.58	$0.51	$0.50	$0.51	$0.46

Net interest margin (tax equivalent)	4.24%	4.21%	4.20%	4.18%	4.20%
Net interest margin (tax equivalent) excluding PAA(1)	4.10%	4.06%	4.00%	3.95%	3.97%

Loans held for investment	$7,587,952	$7,300,591	$7,167,857	$7,287,347	$7,283,133

Merger Agreement with Prosperity Bancshares, Inc.

On January 27, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Prosperity (the “Merger”), with Prosperity continuing as the surviving corporation in the Merger. Immediately following the Merger, Stellar Bank will merge with and into Prosperity’s wholly owned banking subsidiary, Prosperity
Bank (the “Bank Merger”). Prosperity Bank will continue as the surviving bank in the Bank Merger. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Stellar Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Prosperity or the Company and shares held by a holder of Stellar Common Stock who has properly exercised applicable dissenters’ rights in respect of such share, will be converted into the right to receive (i) 0.3803 shares of common stock, par value $1.00 per share, of Prosperity and (ii) an amount in cash equal to $11.36. On April 22, 2026, the Company and Prosperity announced the receipt of all regulatory approvals necessary to complete the merger. The closing of the Merger is expected to occur on or about July 1, 2026, subject to receipt of approval of the Company’s shareholders and satisfaction of customary closing conditions.

First Quarter 2026 Results

Net interest income in the first quarter of 2026 increased $2.5 million, or 2.5%, to $105.9 million from $103.4 million for the fourth quarter of 2025. The net interest margin on a tax equivalent basis increased to 4.24% for the first quarter of 2026 from 4.21% for the fourth quarter of 2025. The increase in net interest income from the prior quarter was primarily due to the increase in average securities, as a result of short-term investments made to support public funds seasonality during the quarter, and the yield on securities. Net interest income for the first quarter of 2026 benefited from $3.6 million of income from PAA compared to $3.8 million in the fourth quarter of 2025. Excluding PAA, net interest income (tax equivalent) for the first quarter of 2026 would have been $102.5 million(1) and the tax equivalent net interest margin would have been 4.10%(1).

Noninterest income for the first quarter of 2026 was $5.1 million, a decrease of $398 thousand, or 7.2%, compared to $5.5 million for the fourth quarter of 2025. Noninterest income decreased in the first quarter of 2026 compared to the fourth quarter of 2025 primarily due to a death benefit on bank-owned life insurance received during the fourth quarter of 2025.

Noninterest expense for the first quarter of 2026 increased $3.0 million, or 4.2%, to $75.2 million compared to $72.2 million for the fourth quarter of 2025. The increase in noninterest expense during the first quarter of 2026 compared to the fourth quarter of 2025 was primarily due to acquisition and merger-related expenses of $3.3 million related to the pending Merger with Prosperity.

The efficiency ratio was 63.27%(1) for the first quarter of 2026 compared to 61.64%(1) for the fourth quarter of 2025. When adjusted for acquisition and merger-related expenses, the efficiency ratio for the first quarter of 2026 was 60.29%(1). Annualized returns on average assets, average equity and average tangible equity were 0.98%, 6.51% and 11.23%(1) for the first quarter of 2026, respectively, compared to 0.97%, 6.23% and 10.90%(1) for the fourth quarter of 2025, respectively. When adjusted for acquisition and merger-related expenses, annualized returns on average assets, average equity and average tangible equity were 1.08%(1), 7.14%(1) and 12.18%(1) for the first quarter of 2026, respectively.

Financial Condition

Total assets at March 31, 2026 were $10.89 billion, an increase of $82.8 million compared to $10.81 billion at December 31, 2025. The increase in total assets was largely due to an increase in loans and interest-bearing deposits at other financial institutions partially offset by a decrease in securities.

____________
(1)    Refer to the calculation of this non-GAAP financial measure on pages 11 and 12 of this earnings release.

Total loans at March 31, 2026 increased $287.4 million to $7.59 billion compared to $7.30 billion at December 31, 2025. At March 31, 2026, the remaining balance of the PAA on loans was $50.7 million.

Total deposits at March 31, 2026 decreased $39.5 million to $8.98 billion compared to $9.02 billion at December 31, 2025 primarily due to the decrease in noninterest-bearing deposits.

Asset Quality

Nonperforming assets totaled $70.1 million, or 0.64% of total assets, at March 31, 2026, compared to $60.0 million, or 0.56% of total assets, at December 31, 2025. The allowance for credit losses on loans as a percentage of total loans was 1.13% at March 31, 2026 compared to 1.15% at December 31, 2025.

The provision for credit losses was $2.5 million for the first quarter of 2026 compared to $5.1 million for the fourth quarter of 2025. Net charge-offs for the first quarter of 2026 were $1.4 million, or 0.07% (annualized) of average loans, compared to net charge-offs of $71 thousand for the fourth quarter of 2025.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and
Management’s Explanation of Non-GAAP Financial Measures on pages 11 and 12 of this earnings release for a reconciliation of these non-GAAP financial measures.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
ir@stellar.bank

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between Prosperity and Stellar; future financial and operating results; benefits and synergies of the proposed transaction; future opportunities for Prosperity; the issuance of common stock of Prosperity contemplated by the Merger Agreement; the expected timing of the closing of the proposed transaction contemplated by the Merger Agreement; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the federal securities laws, including the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective . Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates, and projections about Prosperity, Stellar and their respective subsidiaries or related to the proposed transaction between Prosperity and Stellar and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

These forward-looking statements may include information about Prosperity’s and Stellar’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s and Stellar’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s and Stellar’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s and Stellar’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s and Stellar’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement.
These forward-looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity and Stellar currently believe to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of the control of Prosperity and Stellar, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many possible events or factors could adversely affect the future financial results and performance of Prosperity, Stellar or the combined company and could cause those results or performance to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, among others: (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Prosperity’s and Stellar’s businesses as a result of the announcements and pendency of the proposed transaction, (3) the risk that the integration of Stellar’s businesses and operations into Prosperity will be materially delayed or will be more costly or difficult than expected, or that Prosperity is otherwise unable to successfully integrate Stellar’s business into its own, including as a result of unexpected factors or events, (4) the failure to obtain the necessary approval by the shareholders of Stellar, (5) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the proposed transaction, (6) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (7) the dilution caused by the issuances of additional shares of Prosperity’s common stock in the proposed transaction, (8) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Prosperity before or after the proposed transaction, or against Stellar, (10) diversion of management’s attention from ongoing business operations and (11) general competitive, economic, political and market conditions and other factors that may affect future results of Prosperity and Stellar. Prosperity and Stellar disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other risks, uncertainties, assumptions, and factors are discussed in the Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by Prosperity or Stellar and in other filings made by Prosperity and Stellar with the Securities and Exchange Commission (the “SEC”) from time to time.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Prosperity has filed with the SEC a registration statement (the “Registration Statement”) on Form S-4 (File No. 333-294882) to register the shares of Prosperity common stock to be issued to the shareholders of Stellar in connection with the proposed transaction. The Registration Statement includes a prospectus of Prosperity and a proxy statement of Stellar included therein (the “proxy statement/prospectus”), which will be sent to the shareholders of Stellar in connection with the proposed transaction. The Registration Statement was declared effective on April 21, 2026, at which time Prosperity filed a final prospectus and Stellar filed a definitive proxy statement. The mailing of the proxy statement/prospectus to Stellar shareholders commenced on or about April 23, 2026. This communication is not a substitute for the Registration Statement, the proxy statement/prospectus or any other document that may be filed by Prosperity or Stellar with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the Registration Statement and the proxy statement/prospectus and other documents that are filed with the SEC by Prosperity or Stellar, as applicable, free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Prosperity’s website at https://www.prosperitybankusa.com/investor-relations/ or Stellar’s website at https://ir.stellar.bank.

Participants in the Solicitation

Prosperity, Stellar and certain of their directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies from Stellar’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Prosperity and their ownership of Prosperity common stock is contained in the definitive proxy statement for Prosperity’s 2026 annual meeting of shareholders (the “Prosperity Annual Meeting Proxy Statement”), which was filed with the SEC on March 16, 2026, including under the headings “Item 1. Election of Directors,” “Corporate Governance,” “Executive Compensation and Other Matters,” “Item 3. Advisory Vote on Executive Compensation,” and “Beneficial Ownership of Common Stock by Management of the Company and Principal Shareholders.” Information about the directors and executive officers of Stellar and their ownership of Stellar common stock is contained in Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2025 of Stellar (the “Stellar 10-K/A”), which was filed with the SEC on April 17, 2026. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Stellar in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus relating to the proposed transaction filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Prosperity Annual Meeting Proxy Statement or the Stellar 10-K/A, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC, as applicable. Free copies of the proxy statement/prospectus relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Prosperity’s website at https://www.prosperitybankusa.com/investor-relations/ or Stellar’s website at https://ir.stellar.bank.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS:
Cash and due from banks	$107,736	$94,331	$99,407	$136,060	$130,932
Interest-bearing deposits at other financial institutions	441,834	325,122	629,042	442,044	429,643
Total cash and cash equivalents	549,570	419,453	728,449	578,104	560,575

Available for sale securities, at fair value	1,864,710	2,198,459	1,842,268	1,729,684	1,719,371

Loans held for investment	7,587,952	7,300,591	7,167,857	7,287,347	7,283,133
Less: allowance for credit losses on loans	(85,431)	(83,629)	(78,924)	(83,165)	(83,746)
Loans, net	7,502,521	7,216,962	7,088,933	7,204,182	7,199,387

Accrued interest receivable	36,589	35,869	34,865	35,537	37,669
Premises and equipment, net	99,861	106,118	107,803	108,615	109,750
Federal Reserve Bank and Federal Home Loan Bank stock	51,105	45,532	45,437	47,099	20,902
Bank-owned life insurance	110,103	109,477	109,358	108,726	108,108
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	66,137	71,018	75,929	81,468	87,007
Other assets	111,442	106,388	97,753	102,277	94,800
Total assets	$10,889,356	$10,806,594	$10,628,113	$10,493,010	$10,434,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$3,210,579	$3,407,865	$3,210,948	$3,183,693	$3,205,619
Interest-bearing
Demand	2,171,968	2,114,997	1,960,857	1,941,156	1,863,752
Money market and savings	2,596,972	2,469,845	2,489,169	2,393,767	2,248,616
Certificates and other time	1,002,491	1,028,759	1,156,489	1,154,998	1,244,726
Total interest-bearing deposits	5,771,431	5,613,601	5,606,515	5,489,921	5,357,094
Total deposits	8,982,010	9,021,466	8,817,463	8,673,614	8,562,713

Accrued interest payable	5,240	5,508	9,429	7,607	9,856
Borrowed funds	135,000	—	—	69,925	119,923
Subordinated debt	40,256	40,226	70,196	70,165	70,135
Other liabilities	59,085	70,740	77,887	67,865	61,428
Total liabilities	9,221,591	9,137,940	8,974,975	8,889,176	8,824,055

SHAREHOLDERS’ EQUITY:
Common stock	509	509	512	514	521
Capital surplus	1,170,867	1,174,894	1,182,781	1,185,048	1,202,628
Retained earnings	585,403	566,216	547,717	529,216	510,072
Accumulated other comprehensive loss	(89,014)	(72,965)	(77,872)	(110,944)	(102,389)
Total shareholders’ equity	1,667,765	1,668,654	1,653,138	1,603,834	1,610,832
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,889,356	$10,806,594	$10,628,113	$10,493,010	$10,434,887

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$119,783	$119,866	$122,557	$121,814	$120,640
Securities:
Taxable	19,623	17,619	16,278	15,293	16,148
Tax-exempt	805	808	808	810	812
Deposits in other financial institutions	4,884	5,745	5,770	4,782	4,720
Total interest income	145,095	144,038	145,413	142,699	142,320

INTEREST EXPENSE:
Demand, money market and savings deposits	29,644	29,484	32,376	31,097	27,574
Certificates and other time deposits	8,624	10,370	10,920	11,459	13,527
Borrowed funds	149	6	56	407	517
Subordinated debt	747	795	1,417	1,401	1,444
Total interest expense	39,164	40,655	44,769	44,364	43,062
NET INTEREST INCOME	105,931	103,383	100,644	98,335	99,258
Provision for credit losses	2,497	5,131	305	1,090	3,632
Net interest income after provision for credit losses	103,434	98,252	100,339	97,245	95,626

NONINTEREST INCOME:
Service charges on deposit accounts	1,635	1,592	1,545	1,561	1,584
(Loss) gain on sale/write-down of assets	(37)	(171)	(491)	(57)	417
Bank-owned life insurance	626	1,026	632	618	610
Debit card and interchange income	547	583	572	566	520
Other	2,339	2,478	2,728	3,103	2,374
Total noninterest income	5,110	5,508	4,986	5,791	5,505

NONINTEREST EXPENSE:
Salaries and employee benefits	43,931	42,913	43,175	40,927	41,792
Net occupancy and equipment	4,575	4,776	4,518	4,399	3,926
Depreciation	1,971	2,056	2,015	1,992	1,995
Data processing and software amortization	6,073	5,796	5,882	5,620	5,682
Professional fees	886	1,587	1,601	1,287	1,786
Regulatory assessments and FDIC insurance	1,639	1,205	1,688	1,561	1,733
Amortization of intangibles	4,886	4,930	5,554	5,548	5,548
Communications	759	872	855	861	847
Advertising	799	1,333	1,425	1,167	782
Acquisition and merger-related expenses	3,307	—	—	—	—
Other	6,338	6,690	6,429	6,642	6,075
Total noninterest expense	75,164	72,158	73,142	70,004	70,166
INCOME BEFORE INCOME TAXES	33,380	31,602	32,183	33,032	30,965
Provision for income taxes	6,414	5,454	6,513	6,680	6,263
NET INCOME	$26,966	$26,148	$25,670	$26,352	$24,702

EARNINGS PER SHARE
Basic	$0.53	$0.51	$0.50	$0.51	$0.46
Diluted	$0.53	$0.51	$0.50	$0.51	$0.46

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,966	$26,148	$25,670	$26,352	$24,702

Earnings per share, basic	$0.53	$0.51	$0.50	$0.51	$0.46
Earnings per share, diluted	$0.53	$0.51	$0.50	$0.51	$0.46
Dividends per share	$0.15	$0.15	$0.14	$0.14	$0.14

Return on average assets(A)	0.98%	0.97%	0.97%	1.01%	0.94%
Return on average equity(A)	6.51%	6.23%	6.30%	6.62%	6.21%
Return on average tangible equity(A)(B)	11.23%	10.90%	11.45%	12.16%	11.48%
Net interest margin (tax equivalent)(A)(C)	4.24%	4.21%	4.20%	4.18%	4.20%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	4.10%	4.06%	4.00%	3.95%	3.97%
Efficiency ratio(B)(D)	63.27%	61.64%	63.69%	61.87%	61.93%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.32%	15.44%	15.55%	15.28%	15.44%
Tangible equity to tangible assets(B)(D)	10.69%	10.75%	10.74%	10.34%	10.42%
Estimated Total capital ratio (to risk-weighted assets)	15.48%	15.73%	16.33%	15.98%	15.97%
Estimated Common equity Tier 1 capital (to risk weighted assets)	13.97%	14.18%	14.43%	14.06%	14.05%
Estimated Tier 1 capital (to risk-weighted assets)	14.09%	14.31%	14.55%	14.18%	14.17%
Estimated Tier 1 leverage (to average tangible assets)	11.29%	11.52%	11.60%	11.44%	11.20%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	14.74%	15.03%	15.45%	15.39%	15.40%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	13.56%	13.83%	14.27%	14.18%	14.20%
Estimated Tier 1 capital (to risk-weighted assets)	13.56%	13.83%	14.27%	14.18%	14.20%
Estimated Tier 1 leverage (to average tangible assets)	10.86%	11.14%	11.37%	11.44%	11.22%

Other Data
Weighted average shares:
Basic	50,829	51,083	51,283	51,529	53,146
Diluted	50,944	51,167	51,356	51,569	53,197
Period end shares outstanding	50,912	50,902	51,228	51,398	52,141
Book value per share	$32.76	$32.78	$32.27	$31.20	$30.89
Tangible book value per share(B)	$21.69	$21.62	$21.08	$19.94	$19.69
Employees - full-time equivalents	1,065	1,075	1,065	1,062	1,054
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures on page 11 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)The calculation of the efficiency ratio represents total noninterest expense less amortization of core deposits, divided by the sum of net interest income and noninterest income, excluding net gains and losses on the sale/write-down of assets.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$7,462,404	$119,783	6.51%	$7,198,899	$119,866	6.61%	$7,344,298	$120,640	6.66%
Securities	2,145,882	20,428	3.86%	1,976,112	18,427	3.70%	1,817,286	16,960	3.78%
Deposits in other financial institutions	530,947	4,884	3.73%	578,480	5,745	3.94%	430,621	4,720	4.45%
Total interest-earning assets	10,139,233	$145,095	5.80%	9,753,491	$144,038	5.86%	9,592,205	$142,320	6.02%
Allowance for credit losses on loans	(83,396)			(78,995)			(81,166)
Noninterest-earning assets	1,087,991			1,070,537			1,100,652
Total assets	$11,143,828			$10,745,033			$10,611,691

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,333,522	$13,860	2.41%	$2,008,416	$13,281	2.62%	$1,911,625	$12,392	2.63%
Money market and savings deposits	2,594,999	15,784	2.47%	2,546,538	16,203	2.52%	2,234,571	15,182	2.76%
Certificates and other time deposits	1,011,031	8,624	3.46%	1,127,248	10,370	3.65%	1,296,972	13,527	4.23%
Borrowed funds	17,056	149	3.54%	327	6	7.28%	45,795	517	4.58%
Subordinated debt	40,242	747	7.53%	40,211	795	7.84%	70,121	1,444	8.35%
Total interest-bearing liabilities	5,996,850	$39,164	2.65%	5,722,740	$40,655	2.82%	5,559,084	$43,062	3.14%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,387,638			3,269,053			3,346,066
Other liabilities	79,940			88,699			92,299
Total liabilities	9,464,428			9,080,492			8,997,449
Shareholders’ equity	1,679,400			1,664,541			1,614,242
Total liabilities and shareholders’ equity	$11,143,828			$10,745,033			$10,611,691

Net interest rate spread			3.15%			3.04%			2.88%

Net interest income and margin		$105,931	4.24%		$103,383	4.21%		$99,258	4.20%

Net interest income and margin (tax equivalent)		$106,041	4.24%		$103,487	4.21%		$99,353	4.20%

Cost of funds			1.69%			1.79%			1.96%
Cost of deposits			1.66%			1.77%			1.90%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Loan Portfolio:
Commercial and industrial	$1,563,421	$1,476,559	$1,332,795	$1,346,744	$1,362,266
Real estate:
Commercial real estate (including multi-family residential)	3,844,629	3,766,294	3,733,293	3,840,981	3,854,607
Commercial real estate construction and land development	821,723	720,779	753,381	762,911	721,488
1-4 family residential (including home equity)	1,167,436	1,136,227	1,142,614	1,126,523	1,125,837
Residential construction	102,609	124,653	121,197	137,855	141,283
Consumer and other	88,134	76,079	84,577	72,333	77,652
Total loans held for investment	$7,587,952	$7,300,591	$7,167,857	$7,287,347	$7,283,133

Deposits:
Noninterest-bearing	$3,210,579	$3,407,865	$3,210,948	$3,183,693	$3,205,619
Interest-bearing
Demand	2,171,968	2,114,997	1,960,857	1,941,156	1,863,752
Money market and savings	2,596,972	2,469,845	2,489,169	2,393,767	2,248,616
Certificates and other time	1,002,491	1,028,759	1,156,489	1,154,998	1,244,726
Total interest-bearing deposits	5,771,431	5,613,601	5,606,515	5,489,921	5,357,094
Total deposits	$8,982,010	$9,021,466	$8,817,463	$8,673,614	$8,562,713

Asset Quality:
Nonaccrual loans	$60,590	$52,548	$46,250	$50,505	$54,518
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	60,590	52,548	46,250	50,505	54,518
Foreclosed assets	9,489	7,492	7,939	7,652	5,154
Total nonperforming assets	$70,079	$60,040	$54,189	$58,157	$59,672

Net charge-offs	$1,358	$71	$3,323	$206	$163

Nonaccrual loans:
Commercial and industrial	$10,488	$7,616	$5,594	$13,395	$11,471
Real estate:
Commercial real estate (including multi-family residential)	32,939	29,271	25,156	23,359	26,383
Commercial real estate construction and land development	905	1,838	2,899	3,412	2,027
1-4 family residential (including home equity)	15,920	13,333	12,083	9,965	14,550
Residential construction	292	448	457	176	—
Consumer and other	46	42	61	198	87
Total nonaccrual loans	$60,590	$52,548	$46,250	$50,505	$54,518

Asset Quality Ratios:
Nonperforming assets to total assets	0.64%	0.56%	0.51%	0.55%	0.57%
Nonperforming loans to total loans	0.80%	0.72%	0.65%	0.69%	0.75%
Allowance for credit losses on loans to nonperforming loans	141.00%	159.15%	170.65%	164.67%	153.61%
Allowance for credit losses on loans to total loans	1.13%	1.15%	1.10%	1.14%	1.15%
Net charge-offs to average loans (annualized)	0.07%	0.00%	0.18%	0.01%	0.01%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)
Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,966	$26,148	$25,670	$26,352	$24,702
Add: Provision for credit losses	2,497	5,131	305	1,090	3,632
Add: Provision for income taxes	6,414	5,454	6,513	6,680	6,263
Pre-tax, pre-provision income	35,877	36,733	32,488	34,122	34,597
Average total assets	$11,143,828	$10,745,033	$10,518,865	$10,464,157	$10,611,691
Pre-tax, pre-provision return on average assets(A)	1.31%	1.36%	1.23%	1.31%	1.32%

Total shareholders’ equity	$1,667,765	$1,668,654	$1,653,138	$1,603,834	$1,610,832
Less: Goodwill and core deposit intangibles, net	(563,455)	(568,336)	(573,247)	(578,786)	(584,325)
Tangible shareholders’ equity	$1,104,310	$1,100,318	$1,079,891	$1,025,048	$1,026,507
Shares outstanding at end of period	50,912	50,902	51,228	51,398	52,141
Tangible book value per share	$21.69	$21.62	$21.08	$19.94	$19.69

Average shareholders’ equity	$1,679,400	$1,664,541	$1,617,511	$1,595,540	$1,614,242
Less: Average goodwill and core deposit intangibles, net	(565,769)	(570,721)	(575,836)	(581,438)	(586,895)
Average tangible shareholders’ equity	$1,113,631	$1,093,820	$1,041,675	$1,014,102	$1,027,347
Net income	$26,966	$26,148	$25,670	$26,352	$24,702
Add: Core deposit intangibles amortization, net of tax	3,860	3,895	4,388	4,383	4,383
Net income plus core deposit intangibles amortization, net of tax	$30,826	$30,043	$30,058	$30,735	$29,085
Return on average tangible equity(A)	11.23%	10.90%	11.45%	12.16%	11.48%

Total assets	$10,889,356	$10,806,594	$10,628,113	$10,493,010	$10,434,887
Less: Goodwill and core deposit intangibles, net	(563,455)	(568,336)	(573,247)	(578,786)	(584,325)
Tangible assets	$10,325,901	$10,238,258	$10,054,866	$9,914,224	$9,850,562
Tangible equity to tangible assets	10.69%	10.75%	10.74%	10.34%	10.42%

Net interest income (tax equivalent)	$106,041	$103,487	$100,739	$98,427	$99,353
Less: Purchase accounting accretion	(3,561)	(3,781)	(4,800)	(5,344)	(5,397)
Net interest income (tax equivalent) excluding PAA	$102,480	$99,706	$95,939	$93,083	$93,956
Average earning assets	$10,139,233	$9,753,491	$9,525,017	$9,448,589	$9,592,205
Net interest margin (tax equivalent) excluding PAA(A)	4.10%	4.06%	4.00%	3.95%	3.97%

Noninterest expense	$75,164	$72,158	$73,142	$70,004	$70,166
Less: Core deposit intangibles amortization	(4,886)	(4,930)	(5,554)	(5,548)	(5,548)
Noninterest expense less core deposit amortization	$70,278	$67,228	$67,588	$64,456	$64,618
Net interest income	$105,931	$103,383	$100,644	$98,335	$99,258
Noninterest income	5,110	5,508	4,986	5,791	5,505
Less: (Loss) gain on sale of assets	(37)	(171)	(491)	(57)	417
Adjusted noninterest income	5,147	5,679	5,477	5,848	5,088
Net interest income plus adjusted noninterest income	$111,078	$109,062	$106,121	$104,183	$104,346
Efficiency ratio	63.27%	61.64%	63.69%	61.87%	61.93%

(A)Interim periods annualized.

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	2026	2025
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,966	$26,148	$25,670	$26,352	$24,702
Add: Acquisition and merger-related expenses, net of tax	2,613	—	—	—	—
Adjusted net income	$29,579	$26,148	$25,670	$26,352	$24,702
Weighted average shares, diluted	50,944	51,167	51,356	51,569	53,197
Adjusted earnings per share, diluted	$0.58	$0.51	$0.50	$0.51	$0.46

Net income	$26,966	$26,148	$25,670	$26,352	$24,702
Add: Provision for credit losses	2,497	5,131	305	1,090	3,632
Add: Provision for income taxes	6,414	5,454	6,513	6,680	6,263
Pre-tax, pre-provision income	35,877	36,733	32,488	34,122	34,597
Add: Acquisition and merger-related expenses	3,307	—	—	—	—
Adjusted pre-tax, pre-provision net income	$39,184	$36,733	$32,488	$34,122	$34,597
Average assets	$11,143,828	$10,745,033	$10,518,865	$10,464,157	$10,611,691
Adjusted pre-tax, pre-provision return on average assets(A)	1.43%	1.36%	1.23%	1.31%	1.32%

Adjusted net income	$29,579	$26,148	$25,670	$26,352	$24,702
Average total assets	$11,143,828	$10,745,033	$10,518,865	$10,464,157	$10,611,691
Adjusted return on average assets(A)	1.08%	0.97%	0.97%	1.01%	0.94%

Adjusted net income	$29,579	$26,148	$25,670	$26,352	$24,702
Average shareholders’ equity	$1,679,400	$1,664,541	$1,617,511	$1,595,540	$1,614,242
Adjusted return on average equity(A)	7.14%	6.23%	6.30%	6.62%	6.21%

Average shareholders’ equity	$1,679,400	$1,664,541	$1,617,511	$1,595,540	$1,614,242
Less: Average goodwill and core deposit intangibles, net	(565,769)	(570,721)	(575,836)	(581,438)	(586,895)
Average tangible shareholders’ equity	$1,113,631	$1,093,820	$1,041,675	$1,014,102	$1,027,347
Adjusted net income	$29,579	$26,148	$25,670	$26,352	$24,702
Add: Core deposit intangibles amortization, net of tax	3,860	3,895	4,388	4,383	4,383
Adjusted net income plus core deposit intangibles amortization, net of tax	$33,439	$30,043	$30,058	$30,735	$29,085
Adjusted return on average tangible equity(A)	12.18%	10.90%	11.45%	12.16%	11.48%

Noninterest expense	$75,164	$72,158	$73,142	$70,004	$70,166
Less: Core deposit intangibles amortization	(4,886)	(4,930)	(5,554)	(5,548)	(5,548)
Noninterest expense less core deposit amortization	70,278	67,228	67,588	64,456	64,618
Less: Acquisition and merger-related expenses	(3,307)	—	—	—	—
Adjusted noninterest expense	$66,971	$67,228	$67,588	$64,456	$64,618
Net interest income	$105,931	$103,383	$100,644	$98,335	$99,258
Noninterest income	5,110	5,508	4,986	5,791	5,505
Less: (Loss) gain on sale of assets	(37)	(171)	(491)	(57)	417
Adjusted noninterest income	5,147	5,679	5,477	5,848	5,088
Net interest income plus adjusted noninterest income	$111,078	$109,062	$106,121	$104,183	$104,346
Adjusted efficiency ratio	60.29%	61.64%	63.69%	61.87%	61.93%

(A)Interim periods annualized.